UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

400 E. Spring Street
Bluffton, IN	46714
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, Franklin Electric Co., Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) had appointed Gregg C. Sengstack, 53, to serve as President and Chief Operating Officer, effective December 5, 2011. As with other corporate officers, Mr. Sengstack will serve until his successor has been duly elected and qualified, or until his death, resignation or removal by the Board. Officers are elected annually by the Board at the Board meeting held in conjunction with the annual meeting of shareholders.

A copy of the press release announcing Mr. Sengstack's appointment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Mr. Sengstack has held various positions in the Company since 1988. He was most recently Senior Vice President, Fueling and International Water Group from 2005 until his appointment as President and Chief Operating Officer.

Mr. Sengstack was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction since January 3, 2010, to which the Company was or is to be a party and in which Mr. Sengstack or any member of his immediate family had or is to have a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Sengstack and any of the Company's other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

The Management Organization and Compensation Committee of the Board approved the following elements of compensation for Mr. Sengstack in his new role as President and Chief Operating Officer:

1.    An Annual Base Salary of $400,000, commencing December 5, 2011.

2.    A Target Bonus of 85% of Annual Base Salary ($340,000), commencing January 1, 2012.

3.    An Economic Value of Long-Term Incentive amount of $510,000, commencing January 1, 2012.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release, dated December 5, 2011, announcing Gregg C. Sengstack's appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: December 5, 2011	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

99.1	Press release, dated December 5, 2011, announcing Gregg C. Sengstack's appointment.

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES EXECUTIVE STAFF CHANGE

Bluffton, Indiana - December 5, 2011: Franklin Electric Co., Inc. (NASDAQ: FELE) announces that its Board of Directors has approved the following executive staff change.

Gregg Sengstack, Senior Vice President and President, Fueling and International Water Group, has been promoted to the position of President and Chief Operating Officer for Franklin Electric. In this new executive role, Mr. Sengstack will be responsible for the Company's global water systems and fueling systems business units along with the global engineering and operations support organizations. His primary focus will be on working with the Business Unit Leaders to assure accomplishment of the Company's earnings growth and return objectives and for the continuous improvement of these operations. Mr. Sengstack has been with Franklin Electric since 1988 and has held both executive financial and business unit leadership positions.

In addition to Mr. Sengstack, John Haines, Vice President, Chief Financial Officer and Secretary; Thomas Strupp, Vice President, Global Human Resources; Tammy Davis, Director-Corporate Communications; and Mike Pope, Director-Continuous Improvement will continue to report to R. Scott Trumbull, Chairman and Chief Executive Officer.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, municipal and fueling applications.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company's financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, raw material costs, technology factors, litigation, integration of acquisitions, government and regulatory actions, the Company's accounting policies, effect of price increases, and other risks which are detailed in the Company's Securities and Exchange Commission filings, included in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ending January 1, 2011, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.